Exhibit 10.15

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of the 11th day of March, 2025 (the “Effective Date”), by and between ALFRED JOHN LUESSENHOP, JR., an individual (“JL”), on the one hand, and AMERICAN PICTURE HOUSE CORPORATION, a Wyoming corporation (“APH”), DEVIL’S HALF-ACRE, LLC, a Wyoming limited liability company (“DHA LLC”) and ASK CHRISTINE PRODUCTIONS, LLC, a Wyoming limited liability company (“ACP LLC”), on the other hand. JL, APH, DHA LLC, and ACP LLC are collectively referred to herein as the “Parties” or individually as a “Party”.

WHEREAS, Dashiell Luessenhop (“DL”) and APH entered into a Screenplay Option/Purchase Agreement (the “DHA Option Agreement”) with an effective date of August 1, 2022, relating to the unpublished screenplay “Devil’s Half-Acre” (the “DHA Screenplay”), written by DL;

WHEREAS, Danielle Silvie Gershberg (“Gershberg”) and ACP LLC entered into a Screenplay Option/Purchase Agreement (the “AC Option Agreement”) with an effective date of March 1, 2023, relating to the unpublished screenplay “Ask Christine” (the “AC Screenplay”) written by Gershberg, ;

WHEREAS, APH and Advantage Systems, Inc. entered into a Single Site – End-User Non- Disclosure and Software License Agreement (the “Software License Agreement”) with an effective date of November 16, 2023, relating to the licensing of certain accounting software;

WHEREAS, APH and Microsoft Azure entered into an agreement for the provision of cloud services (“Cloud Services Agreement”) to work in conjunction with the accounting software licensed to APH pursuant to the Software Licensing Agreement; and

WHEREAS, JL is the record owner and holder of approximately 3,000,000 shares of APH Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby recognized, the Parties covenant and agree as follows:

1. Transfer of Shares: In consideration for APH, DHA LLC, and ACP LLC’s performance of their respective obligations set forth in this Agreement, JL covenants and agrees to transfer to APH One Million (1,000,000) shares of APH Common Stock (valued at $256,000.00 USD based on $0.256 per share) currently held and/or owned by JL. JL hereby authorizes APH’s transfer agent, Madison Stock Transfer, Inc. (“Madison”), to release and/or transfer immediately to APH One Million (1,000,000) shares of APH’s Common Stock currently held in the name of JL on the books and records of Madison and APH. JL hereby covenants and agrees to execute a Stock Power in the form set forth in Exhibit “A” hereto, and all other documents and authorizations reasonably necessary to effectuate the transfer of the shares required by this Section 1.

2. Assignment of DHA Option Agreement: APH covenants and agrees to assign to JL all of APH’s rights, title and interests in the DHA Option Agreement, if any, such assignment making JL the sole owner of AC Option Agreement, with such assignment to be effective immediately upon completion of the transfer of shares required in Section 1 hereto.

3. Assignment of DHA Rights: APH and DHA LLC covenant and agree to assign to JL all of APH’s and DHA LLC’s rights, title and interests in the motion picture project “Devil’s Half-Acre,” including but not limited to, all of APH’s and DHA LLC’s rights, title and interests in the filmed footage, materials, copyright and other proceeds from that certain film production in Maine, USA in 2022 (collectively, the “DHA Motion Picture Rights”), with such assignment to be effective immediately upon completion of the transfer of shares required in Section 1 hereto. JL hereby acknowledges and agrees that he is currently in possession of all tangible and intangible material related to the motion picture project “Devil’s Half-Acre,” and that APH has no further obligation with regard to the transfer of said material to JL.

4. Assignment of AC Option Agreement: ACP LLC covenants and agrees to assign to JL all of ACP LLC’s rights, title and interests in the AC Option Agreement, if any, such assignment making JL the sole owner of AC Option Agreement, with such assignment to be effective immediately upon completion of the transfer of shares required in Section 1 hereto.

5. Assignment of Software License and Cloud Services Agreements: APH covenants and agrees to assign to JL all of APH’s rights, title and interests in the Software License Agreement and Cloud Services Agreement, such assignment making JL the sole licensee under those agreements, with such assignments to be effective immediately upon completion of the transfer of shares required in Section 1 hereto. JL agrees and covenants to obtain all consents from Advantage Systems, Inc. and Microsoft Azure that may be required to effectuate the assignment. In the event such consents cannot be or are not obtained by April 30, 2025, the assignment(s) set forth in this Section 5 shall be null and void. Prior to April 30, 2025, JL shall give notice to APH when, if ever, such consents are obtained and shall indemnify APH for all liabilities, costs, fees and expenses related to such agreements incurred by APH from the Effective Date of this Agreement through April 30, 2025.

6. Other Property: Other than for the agreements, options, screenplays, motion picture projects, entities, and other materials and intellectual property specifically referenced in this Agreement, APH retains all right, title and interest in and to its other agreements, options, screenplays, motion picture projects, entities, and other materials and intellectual property and nothing in this Agreement is intended to grant to JL, and JL agrees to forgo, any claim to such rights, title, interest, license or ownership in such APH agreements, options, screenplays, motion picture projects, entities, and other materials and intellectual property.

7. APH Representations and Warranties: APH, DHA LLC and ACP LLC represent and warrant that the following statements are true and correct as of the Effective Date of this Agreement:

a.	Authorization; Enforcement; Validity: Each of APH, DHA LLC and ACP LLC has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. Such Party’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party, and no further corporate action is required by such Party, its board of directors or its equity-holders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by such Party and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.	Owner of Rights: (i) APH is the sole owner of and has not transferred rights to the DHA Option Agreement, the Software License Agreement, and/or the Cloud Services Agreement to any person or entity, (ii) APH and DHA LLC are together the sole owners of DHA Motion Picture Rights set forth in Section 3 and neither has transferred any of such rights to any person or entity, and (iii) ACP LLC is the sole owner of and has not transferred rights to the AC Option Agreement to any person or entity.

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8. JL Representations and Warranties: JL represents and warrants that the following statements are true and correct as of the Effective Date of this Agreement:

a.	Authorization; Enforcement; Validity: JL has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder. JL’s execution and delivery of this Agreement and the consummation by him of the transactions contemplated hereby (including the transfer of APH Common shares as contemplated herein) have been duly authorized by all necessary parties, and no further action is required by JL or any other person or entity. This Agreement and all related transaction documents have been (or upon delivery will have been) duly executed by JL and are, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligations of JL, enforceable against him in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

9. Releases: APH, DHA LLC, ACP LLC, and JL, each individually and for themselves, their heirs, successors, representatives, and assigns, agree to MUTUALLY RELEASE and FOREVER DISCHARGE, one another from any and all claims, demands, damages, costs, expenses, obligations, actions, causes of action, personal injury claims, property damage claims, loss of any kind, costs, and compensation of any nature whatsoever that are known or unknown, past, present or future, arising from any of the agreements, contracts, screenplays, and/or film projects set forth in the recitals of this Agreement.

10. Non-disparagement: The Parties agree not to disparage each other or each other’s products, intellectual property, services, affiliates, or current or former officers, directors, members, or employees either publicly or privately.

11. Notices: All notices, requests, demands and other communications under this Agreement shall be in writing and served personally on or mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, as follows; provided, that a Party may change its address for receiving notice by the proper giving of notice hereunder:

To APH:

American Picture House Corporation

477 Madison Ave, 6 FL, New York, NY 10022

Attn: Michael Macgregor

macgregor@americanpicturehouse.com

With a copy (which shall not constitute notice) to :

Donald J. Harris

Harris Sarratt & Hodges, LLP

1620 Hillsborough Street, Suite 200

Raleigh, North Carolina 27605

dharris@hshllp.com

To JL:

John Luessenhop

6 Eastwood Ct, #2038

Amagansett, NY 11930

jluessenhop@gmail.com

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12. Entire Agreement: This Agreement and any related transaction documents constitute the exclusive statement of the agreements between the Parties to this Agreement and related transaction documents concerning the subject matter hereof and thereof, and supersedes all other prior agreements, if any, concerning the subject matter. The Parties acknowledge and agree that the terms and conditions set forth in each of the transaction documents are material to the terms, conditions, and agreements set forth in the other transaction documents.

13. Modification: No modification or waiver of this Agreement shall be enforceable unless made in a written instrument signed by all the Parties to this Agreement.

14. Binding Effect: This Agreement shall be binding upon and inure to the benefit of Parties and their respective successors and assigns.

15. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflicts of law provisions.

16. Jurisdiction and Venue: Any action that relates to the provisions of this Agreement shall be brought solely in a state or federal court located in North Carolina and all objections to personal jurisdiction and venue in any such action are hereby waived. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or any related transaction document.

17. Counterparts: This Agreement and related transaction documents may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile, electronic copy or other copy of a signature shall be considered an original.

18. Assignment: No party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

19. Further Assurances: The Parties will execute any and all additional documents necessary to effectuate the terms of this Agreement.

[signature page to follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AGREED AND ACCEPTED:

/s/ Alfred John Luessenhop, Jr.
Alfred John Luessenhop, Jr., Individually

American Picture House Corporation

/s/ Bannor Michael MacGregor
Bannor Michael MacGregor, CEO

Devil’s Half-Acre, LLC

/s/ Bannor Michael MacGregor
Bannor Michael MacGregor, Managing Member

Ask Christine Productions, LLC

/s/ Bannor Michael MacGregor
Bannor Michael MacGregor, Managing Member

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Exhibit “A”

Irrevocable Stock Power

March 11, 2025

FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign, and transfer unto

American Picture House Corporation (the “Purchaser”):

One Million (1,000,000) common shares in the capital stock of American Picture House Corporation (“APH”) standing in the name of the undersigned on the books of said company.

The undersigned does (do) hereby irrevocably constitute and appoint: Madison Stock Transfer, Inc. Attorney to transfer the said common shares on the books of said company, with full power of substitution in the premises.

Alfred John Luessenhop, Jr. ( the “Seller” or “APHP Shareholder”):

By:	/s/ Alfred John Luessenhop, Jr.	03/11/2025
	Alfred John Luessenhop, Jr.	Date

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